                                                                    Exhibit 10.5

                          INVESTMENT MANAGER AGREEMENT

                                 by and between

                         CENTURY BANK AND TRUST COMPANY

                                       and

                      BLACKROCK FINANCIAL MANAGEMENT, INC.

                                October 28, 2004

                          INVESTMENT MANAGER AGREEMENT

      THIS AGREEMENT, made as of the 28th day of October 2004, by and between Century Bank and Trust Company, a Massachusetts trust company, and its wholly-owned subsidiaries from time to time (hereinafter collectively called the "Company") and BlackRock Financial Management, Inc. (hereinafter called the "Manager").

                                   WITNESSETH:

      WHEREAS, the Company has all requisite authority to appoint one or more investment managers to supervise and direct the investment and reinvestment of a portion of all of the assets of the Company;

      THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained, the parties hereby agree as follows:

1. Appointment and Status as Investment Manager. The Company hereby appoints the Manager as an "Investment Manager." The Manager does hereby accept said appointment and by its execution of this Agreement the Manager represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). The Manager does also acknowledge that it is a fiduciary with respect to the assets under management and assumes the duties, responsibilities and obligations of a fiduciary with respect to the services described in Sections 3 through 5 below. The Manager represents and warrants that it will not under any circumstances take any action under this Agreement in which the Company will transact with any entity that the Office of Foreign Assets Control, U.S. Department of the Treasury ("OFAC") has found to be, or is for the benefit of, or contains assets issued by, owned, possessed by or in which there is an interest of, any person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC (each, an "SDN") or is a department, agency or instrumentality of, or otherwise controlled by or acting on behalf of, the government of any of country that is the target of any of the several economic sanctions programs administered by OFAC (31 C.F.R. Parts 500 through 598) (the "SDN List").

2. Representations by Company. The Company represents and warrants that (a) it has all requisite authority to appoint the Manager hereunder, (b) the terms of this Agreement do not conflict with any obligation by which the Company is bound, whether arising by contract, operation of law or otherwise, and (c) this Agreement has been duly authorized by appropriate corporate action.

3.    Management Services.

(a) Securities. The Manager shall be responsible for the investment and reinvestment of those assets designated by the Company as subject to the Manager's management (which assets, together with all additions, substitutions and alterations thereto are hereinafter called the "Account" and sometimes referred to by the designation described in the next sentence). Currently, the Account is designated by the Company as the Available for Sale (AFS) portfolio, with an approximate book value of $470 million as of the date hereof. The Account may include all securities and instruments described in Exhibit A or appropriate to effect the strategies described therein. The Company does hereby delegate to the Manager all of its powers, duties and responsibilities with regard to such investment and reinvestment and hereby appoints the Manager as its agent in fact with full authority to buy, sell or otherwise effect investment transactions involving the assets in its name and for the Account, subject to such limitations as are set forth in Exhibit A, as the same shall be amended from time to time. Said powers, duties and responsibilities shall be exercised exclusively by the Manager pursuant to and in accordance with its fiduciary responsibilities and the provisions of this Agreement. In deciding on a proper investment of the Account, the Manager shall comply with the following (as communicated in writing to the Manager by the Company from time to time): a) the investment purposes of the Company, b) the Company's financial needs such as liquidity, c) applicable laws, d) the Company's investment policies and guidelines, and e) the Account's Investment Guidelines attached as Exhibit A. In addition, in accordance with the Manager's guidelines in effect from time to time, the Manager or its agent is authorized, to vote, tender or convert any securities in the Account; to execute waivers, consents and other instruments with respect to such securities; to endorse, transfer or deliver such securities or to consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities; and the Manager shall not incur any liability to the Company by reason of any exercise of, or failure to exercise, any such discretion in the absence of gross negligence or bad faith.

(b) Financing. As part of the asset management services provided, the Manager will, at the direction of the Company, arrange for financing for certain securities in the Portfolio. In addition, the Manager may be called upon to arrange for financing for securities held outside the Portfolio. The Manager will utilize various financing instruments as identified by the Company in the Investment Guidelines. The Company understands that (i) the use of financing will significantly increase the sensitivity of the market value of the Portfolio to changes in interest rates, (ii) the extent to which the income, gains and losses of the Portfolio from financed investments are increased, will depend on the degree and cost of financing employed, (iii) maintaining compliance with the Investment Guidelines as they pertain to financing activities in the Portfolio and other accounts may, under some circumstances, require the Manager to dispose of some or all of the Portfolio investments under unfavorable market conditions, thus causing the Company to recognize a loss it might not have otherwise recognized and (iv) the degree of financing employed could limit the Manager's ability to respond to changing market conditions.

4. Investment Limitations; Compliance with Applicable Laws. The Manager shall not acquire for the account of the Company any asset or obligation from, or issued by, a company that is a Century Bancorp affiliate ("Century Bancorp Affiliate") as defined by Section 23A of the Federal Reserve Act ("Section 23A") and as identified in writing by the Company to the Manager, except with prior written approval by the Company. The Manager shall not acquire from any person for the account of the Company any obligation during the existence of an underwriting syndicate if, to the Manager's knowledge, after due inquiry, a Century Bancorp Affiliate is a member of the syndicate (or is otherwise acting as a "principal underwriter" as defined by Section 23B of the Federal Reserve Act ("Section 23B")), unless (1) the underwriting commitment of the Century Bancorp Affiliate (or affiliates) is 50% or less of the total and (2) the Manager obtains the advance approval of the Company's chief financial officer. The Manager may not engage in any transaction with any party if, to the Manager's knowledge, the proceeds of such purchase are to be transferred to a Century Bancorp Affiliate (such as the purchase of a debt security where the proceeds will be used to repay a loan made by a Century Bancorp Affiliate).

      The Company agrees that it will be responsible for complying with all applicable requirements resulting from the Manager's acquisition of any obligation subject to Section 23A pursuant to the Company's approval.

      The Manager agrees that it will take no action that would (a) cause Century Subsidiary Investments, Inc. II, and any other security corporation subsidiary, either now existing or formed hereafter and the assets of which may be made subject to investment by the Manager pursuant to this Agreement (collectively, the "Security Corporations") to fail to qualify for taxation as a security corporation pursuant to Mass. G.L. Ch. 63 Section 38B, (b) cause investments to be made with respect to the Account that would be unlawful investments for the Company or its subsidiaries under the Massachusetts General Laws or the Federal Deposit Insurance Act, (c) cause the amount of securities held by any of the Security Corporations to exceed the amount authorized for such subsidiary by the Massachusetts Commissioner of Banks, provided that the Company advises the Manager of any such authorized amount, (d) cause any of the Security Corporations to violate the terms of any Advances Agreement with the Federal Home Loan Bank of Boston, provided each such Advances Agreement is provided to the Manager or (e) cause the Company to trigger an adverse classification under Financial Accounting Standards Board Staff Position EITF Issue 03-1.

5.    Transactions with Affiliates.

      The Manager will not affect purchases or sales on behalf of the Company with a Century Bancorp Affiliate.

6. Accounting and Reports. The Manager shall furnish the Company with appraisals of the Account, performance tabulations, a summary of purchases and sales and such other reports as specified in Exhibit A, as the same may be amended from time to time upon the mutual agreement of the parties. The Manager shall also reconcile accounting, transaction and asset-summary data with custodian reports at times that are mutually agreeable to the Manager and the Company. In addition, the Manager shall communicate and resolve any significant discrepancies with the custodian. The Manager shall cause all trade invoices to be transferred electronically to the Company immediately following execution of each trade and shall cause any investment analyses to be made readily available to the Company. The Manager, upon reasonable prior written notice, shall make all books and records, ledgers and reports relating to the Account and the performance of the services hereunder available for audit during the Manager's normal business hours by the Company, independent auditors or any federal or state regulatory agency having jurisdiction over the Company or any Security Corporation.

7. Other Services. The Manager shall, on invitation, attend meetings with representatives of the Company to discuss the position of the Account and the immediate investment outlook, or shall submit its views in writing as the Company shall suggest from time to time.

8. Additional Investment Services; Considerations and Acknowledgments. As agreed between the parties from time to time, the Manager may provide certain operating, analytical, and reporting support ("Additional Investment Services") for those portfolios of the Company managed by the Manager and by other parties. The Additional Investment Services may include, but are not limited to the following: (i) establishing appropriate investment mandates and strategies, (ii) drafting investment policies and guidelines, (iii) supporting the Company's operations, including custodial assistance, (iv) creating a consolidated risk reporting platform for the Company, (v) providing asset-liability reporting, (vi) providing income projections, and (vii) broad and general consulting on accounting, operational, regulatory, and other strategic issues.

      The Company understands and acknowledges that (a) all Additional Investment Services require the Manager to exercise good-faith judgments that may ultimately prove to be erroneous, (b) in connection with providing the Additional Investment Services, the Manager will make certain assumptions about the movements of interest rates, volatility of interest rates, movements of spreads, and the relationship of mortgage prepayments to interest rates, (c) the Manager's assumptions will not necessarily capture all the characteristics and risks inherent in the Company's portfolios, and (d) the Manager's assumptions are based upon information provided to the Manager by the Company or certain of its third-party vendors that is assumed to be reliable and accurate, but the Manager does not represent or warrant that it is accurate or complete, and will not be responsible for verifying the accuracy of any such information.

9. Compensation. For its services rendered hereunder, the Manager shall be compensated in accordance with Exhibit B, attached hereto. If the management of the Account commences or ends at any time other than the beginning or end of a calendar quarter, the quarterly fee shall be prorated based on the portion of such calendar quarter during which this Agreement was in force.

10. Custodian. The securities in the Account shall be held by a custodian duly appointed by the Company. Nothing contained herein shall be deemed to authorize the Manager to take or receive physical possession of any of the assets for the Account, it being intended that sole responsibility for safekeeping thereof shall rest upon the custodian.

11. Brokerage. All purchases and sales on behalf of the Account will be made through brokers or dealers approved by the Board of Directors of the Company and set forth on Exhibit A (as the same may be amended from time to time). The Manager will determine the rate or rates, if any, to be paid for brokerage services provided to the Account. The Manager agrees that securities are to be purchased through such brokers or dealers listed on Exhibit A as, in the Manager's best judgment, shall offer the best combination of price and execution. The Manager, in seeking to obtain best execution of portfolio transactions for the Account, may consider the quality and reliability of brokerage services, as well as research and investment information and other services provided by brokers or dealers. Accordingly, the Manager's selection of a broker or dealer for transactions for the Account may take into account such relevant factors as (i) price, (ii) the broker's or dealer's facilities, reliability and financial responsibility, (iii) when relevant, the ability of the broker to effect securities transactions, particularly with regard to such aspects as timing, order size and execution of the order, (iv) the broker's or dealer's recordkeeping capabilities and (v) the research and other services provided by such broker or dealer to the Manager which are expected to enhance its general portfolio management capabilities (collectively, "Research"), notwithstanding that the Account may not be the exclusive beneficiary of such Research.

12. Confidential Information. All information regarding operations and investments of the Company shall be regarded as confidential by the Manager.

      To assist the Company in demonstrating compliance with the privacy requirements of Title V of the Gramm-Leach-Bliley Act, the Manager hereby agrees that the following will apply to the services provided pursuant to this Agreement inasmuch as such services pertain to the Manager's access to information about the Company's customers:

  a) As used herein, the term "Customer Information" shall mean any "nonpublic personal information" about the "customers" (as those terms are defined in Title V of the Gramm-Leach-Bliley Act and the privacy regulations adopted thereunder) of the Company.

  b) The Manager agrees that, except as may be reasonably necessary in the ordinary course of business to carry out the activities to be performed by it pursuant to this Agreement or as may be required by law or legal process, it will not disclose any Customer Information to any third party other than to the Company.

  c) The Manager agrees that it will not use any Customer Information other than to carry out the purposes for which the Company disclosed such Customer Information unless such other use is (i) expressly permitted by a written agreement executed by the Company, or (ii) required by law or legal process.

  d) The Manager agrees to take reasonable measures, no less than those that it takes to safeguard its own confidential information, to ensure the security and confidentiality of all Customer Information, to protect against anticipated threats or hazards to the security of such Customer Information, and to protect against unauthorized access to or use of such Customer Information.

13. Directions to the Manager. All directions by or on behalf of the Company to the Manager shall be in writing signed by:

Name                                             Title
----                                             -----
Marshall M. Sloane            Chairman and Chief Executive Officer

Jonathan G. Sloane            President/Co-Chief Operating Officer

Barry R. Sloane               Executive Vice President/Co-Chief Operating
                              Officer

Paul V. Cusick, Jr.           Executive Vice President/Chief Financial Officer

      The Manager shall be fully protected in relying upon any direction in accordance with the previous paragraph with respect to any instruction, direction or approval of the Company, and shall be so protected also in relying upon a certification duly executed on behalf of the Company as to the names of persons authorized to act for it and in continuing to rely upon such certification until notified by the Company to the contrary.

      The Manager shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper persons or to any statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

14. Liabilities of the Manager and the Company. The Company acting in good faith shall not be liable for any act or omission of the Manager in connection with the Manager's discharge of its duties; provided, however, this limitation shall not act to relieve the Company from any responsibility or liability for any fiduciary responsibility, obligation or duty. The Manager, its officers, directors and employees, acting in good faith shall not be liable, and shall be indemnified by the Company against any and all losses, damages, costs, expenses (including reasonable attorneys' fees), liabilities, claims and demands (collectively, "Losses"), for any action, omission, information or recommendation of the Company in connection with this Agreement, except in the case of the Manager's or such officer's, director's or employee's actual misconduct, gross negligence, willful violation of any applicable statute or reckless disregard for its duties and except as further limited in the paragraph immediately below; provided, however, this limitation shall not act to relieve the Manager, its officers, directors and employees from any responsibility or liability for any responsibility, obligation or duty which the Manager or such officer, director or employee may have under any federal securities act; and provided, further, however, that to the extent any limitations or restrictions contained in the Investment Guidelines are not adhered to as a result of changes in market value, additions to or withdrawals from the Account, portfolio rebalancing or other non-volitional acts of the Manager, the Manager shall not be liable to the Company.

      The Company understands that in connection with the Additional Investment Services provided by the Manager that (i) the Manager is not serving in an investment advisory capacity, or making any recommendations or soliciting any action based upon its analyses with respect to those portfolios of the Company not managed by the Manager and (ii) the Company will be solely responsible for any judgments as to valuation and the purchase and sale of its portfolio securities (other than in the case of the Account). Accordingly, the Manager will not be responsible, and have no liability, for any conclusions drawn by the Company with respect to its portfolio securities, notwithstanding that such conclusions may, in part, be based upon information provided by the Manager in connection with the Additional Investment Services.

15. Non-Exclusive Management. The Company understands that the Manager will continue to furnish investment management and advisory services to others, and that the Manager shall be at all times free, in its discretion, to make recommendations to others which may be the same as, or may be different from those made to the Account. The Company further understands that the Manager, its affiliates, and any officer, director, stockholder, employee or any member of their families may or may not have an interest in the securities whose purchase and sale the Manager may recommend. Actions with respect to securities of the same kind may be the same as or different from the action which the Manager, or any of its affiliates, or any officer, director, stockholder, employee or any member of their families, or other investors may take with respect thereto.

16. Aggregation and Allocation of Orders. The Company acknowledges that circumstances may arise under which the Manager determines that, while it would be both desirable and suitable that a particular security or other investment be purchased or sold for the account of more than one of the Manager's clients' accounts, there is a limited supply or demand for the security or other investment. Under such circumstances, the Company acknowledges that, while the Manager will seek to allocate the opportunity to purchase or sell that security or other investment among those accounts on an equitable basis, the Manager shall not be required to assure equality of treatment among all of its clients (including that the opportunity to purchase or sell that security or other investment will be proportionally allocated among those clients according to any particular or predetermined standards or criteria). Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all of the securities or other investments purchased or sold for the Account, the Manager may average the various prices and charge or credit the Account with the average price.

17. Conflict of Interest. The Company agrees that the Manager may refrain from rendering any advice or services concerning securities of companies of which any of the Manager's, or affiliates of the Manager's officers, directors, or employees are directors or officers, or companies as to which the Manager or any of the Manager's affiliates or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information, unless the Manager either determines in good faith that it may appropriately do so without disclosing such conflict to the Company or discloses such conflict to the Company prior to rendering such advice or services with respect to the Account.

      From time to time, when determined by the Manager in its capacity of a fiduciary to be in the best interest of the Company, the Account may purchase securities from or sell securities to another account managed by the Manager at prevailing market levels in accordance with the procedures under Rule 17a-7(b) of the Investment Company Act of 1940 and other applicable law.

18. Effective Period of Agreement and Amendments. This Agreement shall become effective on the date hereof. Any amendment to this Agreement shall be written and signed by both parties to the Agreement. No such amendment shall be effective to permit the use of the Account or any part thereof for any purpose not authorized by the Company's charter.

19. Resignation or Removal of the Manager. The Manager may be removed by the Company or may resign upon 30 calendar days' notice in writing. On the effective date of the removal or resignation of the Manager or as close to such date as is reasonably possible, the Manager shall provide the Company with a final report containing the same information as Section 6 above.

20. Assignment. No assignment (as that term is defined in the Advisers Act) of this Agreement by the Manager may be made without the consent of the Company, and any such assignment made without such consent shall be null and void for all purposes. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns.

21. Severable. Any term or provision of this Agreement which is invalid or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of the Agreement in any jurisdiction.

22. Applicable Law. To the extent not inconsistent with applicable federal law, this Agreement shall be construed pursuant to, and shall be governed by, the laws of the state of New York.

23. Investment Manager Brochure. The Company hereby acknowledges that it has received from the Manager a copy of the Manager's Form ADV, Part II, at least forty-eight hours prior to entering into this Agreement.

24. Web-site. The Manager, at the Company's request, will provide access to its account information electronically, via the world wide web, based upon the Company's use of a BlackRock issued user id and password. The Company acknowledges and agrees the world wide web is a continually growing medium and the Manager does not make any warranty regarding the security related to the world wide web. The Company must be aware there is no absolute guaranteed system or technique to fully secure information made available over the web. The Company agrees that it will not share its user id, password and access to information provided electronically with any third party.

25. Notices. All notices required or permitted to be sent under this Agreement shall be sent, if to the Manager:

                          BlackRock Financial Management, Inc.
                          40 East 52nd Street, 2nd Floor
                          New York, NY 10022
                          Attention: Robert Connolly, General Counsel or by facsimile to (212) 409-3744

   if to the Company:     Century Bank
                          400 Mystic Avenue
                          Medford, MA 02155
                          Attention:  Paul V. Cusick, Jr.
                          or by facsimile to:  781-393-4071

or such other name or address as may be given in writing to the other party. All notices hereunder shall be sufficient if delivered by facsimile or overnight mail. Any notices shall be deemed given only upon actual receipt.

26. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute one agreement.

27. Use of Futures. Pursuant to an exemption from the Commodity Futures Trading Commission (the "Commission") in connection with accounts of qualified eligible persons, this Agreement is not required to be, and has not been, filed with the Commission. The Commission does not pass upon the merits of participating in a trading program or upon the adequacy or accuracy of commodity trading advisor disclosure. Consequently, the Commission has not reviewed or approved this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Century Bank and Trust Company

By: /s/ Barry R. Sloane
    -------------------------------

Name: Barry R. Sloane

Title: EVP & CO-COO

BlackRock Financial Management, Inc.

By: /s/ Ralph Schlosstein
    -------------------------------

Name: Ralph Schlosstein

Title: President